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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

VIST Financial Corp.
Wyomissing, Pennsylvania

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.333-45878, 333-102238, and 333-166305) and Form S-8 (No. 333-143790, 333-45874, 333-37452, 333-37438, 333-81509, 333-81511, 333-108129, 333-108130, and 333-165923) of VIST Financial Corp. and its subsidiaries of our reports dated March 21, 2011, relating to the consolidated financial statements, and the effectiveness of VIST Financial Corp.'s internal control over financial reporting, which appears in this Form 10-K.

/s/ ParenteBeard LLC

ParenteBeard LLC
Reading, Pennsylvania
March 21, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm